                                                                     EXHIBIT 4.3

                             MHI ACQUISITION, INC.

                             STOCKHOLDERS AGREEMENT



         THIS STOCKHOLDERS AGREEMENT is made as of May 31, 1995 by and among MHI Acquisition, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on the Schedule of Investors (the "Investors") attached hereto as Exhibit A.


                                    RECITALS

         WHEREAS, as of the Closing Date (as defined below), the Company will have a total authorized capital stock of 30,000,000 shares, consisting of 20,000,000 shares of Common Stock, 10,000,000 of which will be classified as Class A Common Stock (the "Class A Common") and 10,000,000 of which will be classified as Class B Common Stock (the "Class B Common"), and 10,000,000 shares of Preferred Stock, 5,000,000 of which will be classified as Series A Preferred Stock (the "Series A Preferred");

         WHEREAS, the sales of the Series A Preferred and the Class A Common of the Company to the Investors are conditioned upon certain rights being granted to the Investors by the Company;

         WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Series A Preferred and Class A Common held by the Investors, and to provide for certain other rights and obligations with respect to such Shares; and

         WHEREAS, the Company wishes to facilitate the sale of Series A Preferred and Class A Common to the Investors.

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   SECTION 1

                              CERTAIN DEFINITIONS

         "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

         "Board" shall mean the Board of Directors of the Company.

         "Charter" shall mean the Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware pursuant to the terms of the Series A Purchase Agreement, as hereafter amended from time to time.

         "Class A Common" shall mean the 10,000,000 shares of Class A Common, par value $.001 per share.

         "Class B Common" shall mean the 10,000,000 shares of Class B Common, par value $.001 per share.

         "Closing Date" shall have the meaning set forth in the Series A Purchase Agreement.

         "Common Stock" shall mean the Class A Common and Class B Common.

         "Company" shall mean MHI Acquisition, Inc., a Delaware corporation.

         "Company Offer" shall have the meaning set forth in Section 4.1.

         "Company Offered Securities" shall have the meaning set forth in
Section 4.1.

         "Co-Sale Notice" shall have the meaning set forth in Section 2.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exempt Issuances" shall mean (i) the sale or issuance of Voting Securities in a Public Offering or pursuant to any merger or acquisition by the Company that is approved by the Board, (ii) Common Stock issued upon conversion of shares of Series A Preferred sold pursuant to the Series A Purchase Agreement, (iii) Class B Common issued upon exercise of the Warrants (and shares of Class A Common issued upon conversion of such Class B Common), (iv) Common Stock issued upon conversion, or exchange or exercise of any outstanding securities of the Company, in accordance with the terms thereof, if the Company complied with the provisions of Section 4 in connection with the original issuance of such outstanding securities and (iv) the sale or issuance of shares of Class A Common to officers, directors and employees of, and consultants to the Company pursuant to stock grants, option plans, purchase plans or other incentive programs or arrangements approved by the Board, including upon exercise of options or warrants granted pursuant to any such plan or arrangement, including shares of Class A Common sold pursuant to the Founder Performance Stock Purchase Agreements.

         "Founder Performance Stock Purchase Agreements" shall mean those certain Founder Performance Stock Purchase Agreements between the Company and each of the Founders, each dated as of May 31, 1995.

         "Founders" shall mean Charles L. Allen, Roy W. Griffitts, Jr. and William A. Brosius.

         "Incentive Shares" shall have the meaning set forth in Section 5.

         "Investors" shall mean each of the persons and entities listed on the Schedule of Investors



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
attached hereto as Exhibit A, and any subsequent party to this Agreement as contemplated by Section 6.4.

         "Morgan Stanley" shall mean Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V. and/or Morgan Stanley Venture Investors, L.P.

         "MS Divestiture Transaction" shall have the meaning set forth under the definition of "Shares."

         "Note Purchaser" shall have the meaning set forth in Section 6.3(b).

         "Note Sale" shall have the meaning set forth in Section 6.3(b).

         "Offered Shares" shall have the meaning set forth in Section 2.1.

         "Other Investors" shall mean Investors (other than a Selling
Investor).

         "Participating Investors" shall have the meaning set forth in Section 2.1(c).

         "Permitted Transferee" shall have the meaning set forth in Section 6.3(a).

         "Person" shall mean any individual, firm, company, corporation, unincorporated association, partnership, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Proposed Transferee" shall have the meaning set forth in the first paragraph of Section 2.

         "Pro Rata Portion" of an Other Investor shall mean the amount of Offered Shares multiplied by a fraction, the numerator of which shall equal the sum of the number of Shares then held by such Other Investor, and the denominator of which shall equal the aggregate number of Shares held by all Investors then outstanding minus, in the case of Section 2.1, the number of Shares held by the Selling Investor.

         "Public Offering" shall mean the sale or issuance of Voting Securities in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act with a price per share to the public of at least $3.00 (as adjusted for any recapitalizations, stock combinations, stock splits, stock dividends and the like) and aggregate proceeds of at least $10,000,000.

         "Purchasing Investor" shall have the meaning set forth in Section 4.5.

         "Rule 144" shall mean Rule 144, as promulgated under the Securities
Act.

         "Section 4 Acceptance Notice" shall have the meaning set forth in
Section 4.2.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller Notice" shall have the meaning set forth in Section 2.1.





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
         "Selling Investor" shall have the meaning set forth in Section 2.1.

         "Series A Preferred" shall mean the 5,000,000 shares of Series A Preferred, par value $.001 per share.

         "Series A Purchase Agreement" shall mean that certain Series A Preferred Stock Purchase Agreement, dated as of May 31, 1995, by and among the Company and the other parties named therein.

         "Shares" held by any Person shall mean the shares of Series A Preferred (calculated on an as-converted to Class A Common basis) and the vested shares of Common Stock held by such Person, held as of the date of this Agreement or hereafter acquired; provided however, that in the event that, prior to the Company's initial public offering, Morgan Stanley shall propose to sell Shares in a transaction (an "MS Divestiture Transaction") which, upon completion, would result in Morgan Stanley owning in the aggregate less than 40% of the Voting Securities of the Company based upon the capitalization of the Company as of the date of this Agreement, then all of the shares of Class A Common issued to each of the Founders pursuant to the Founder Performance Stock Purchase Agreements (whether vested or unvested) and the shares of Class A Common issued or issuable upon the exercise of options issued pursuant to the Stock Option Agreements dated May 31, 1995 between the Company and each of the Founders (whether vested or unvested) shall be considered vested shares and included within this definition of Shares for purposes of the rights of first refusal and co-sale held by the Investors (including the Founders) pursuant to Sections 2 and 3 hereof with respect to (and only with respect to) the MS Divestiture Transaction.

         "Total Voting Power" shall mean, with respect to the Company on any date, the total number of votes that may be cast in any election of directors (without taking into effect cumulative voting) of the Company on such date if all Voting Securities were present and voted, assuming full conversion, exchange or exercise of all outstanding convertible Voting Securities, and rights, warrants, and options to acquire Voting Securities.

         "Transfer" shall mean any transfer, sale, assignment, conveyance, pledge, mortgage, change of legal, record or beneficial ownership, issuance or other disposal or delivery.

         "Voting Securities" shall mean the preferred stock of the Company, the Common Stock, any other securities of the Company entitled to vote in the election of directors of the Company, any securities convertible into, exchangeable for such securities, and any options, warrants or other rights to purchase such securities.

         "Warrants" shall mean the warrants issued to Internationale Nederlanden (U.S.) Capital Corporation ("ING") pursuant to that certain Warrant Purchase Agreement dated May 31, 1995 between the Company and ING.

                                   SECTION 2

                             RIGHT OF FIRST REFUSAL

         Before any Shares may be Transferred by a Selling Investor to a third party (a "Proposed





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
Transferee"), who may be an Investor, the Shares shall first be offered to the Other Investors in the following manner:

         2.1     Right of First Refusal.

                 (a) The Investor who proposes to sell Shares (the "Selling Investor") shall deliver or mail as provided in Section 7.2 a written notice (the "Seller Notice") to the Other Investors stating (i) the Selling Investor's bona fide intention to Transfer Shares, (ii) the name of the Proposed Transferee, (iii) the number of Shares the Selling Investor desires to be sold or transferred (the "Offered Shares") and the type (class and series) of such shares and (iv) the price for which the Selling Investor proposes to Transfer the Offered Shares. The Other Investors shall thereafter have an option to purchase the Offered Shares in accordance with the provisions set forth below.

                 (b)      Each Other Investor will have an option, for fifteen
(15) business days after receiving the Seller Notice, to give written notice to the Selling Investor and the Company of its election to purchase its Pro Rata Portion of the Offered Shares. The purchase price at which the Offered Shares are offered to Other Investors shall be the price specified in the Seller Notice.

                 (c) Within five (5) days after the expiration of the fifteen (15) business day period specified in Section 2.2(b), the Selling Investor shall give notice to each Other Investor that has elected to purchase its full Pro Rata Portion (collectively, the "Participating Investors") of the Other Investors that have elected to purchase less than all (or none) of their Pro Rata Portion of the Offered Shares. Each Participating Investor shall be entitled, within five (5) business days after receipt of such notice, to increase its participation to a number of shares determined by substituting a number equal to the aggregate Shares held by all Participating Investors for the denominator in the formula used to determine the respective Pro Rata Portions; provided, however, that a Participating Investor may allocate his right to purchase such increased number of shares to another Participating Investor. In the event the Participating Investors do not elect to purchase 100% of the Offered Shares, the right of first refusal set forth in this
Section 2 with respect to such transaction shall terminate. In the event of such termination, the Selling Investor shall deliver to the Other Investors written notice of such termination and of the Other Investors' right of co-sale with respect to the proposed transaction as set forth in Section 3 below (the "Co-Sale Notice").

                 (d) If exercised by the Participating Investors pursuant hereto, the right to purchase the Offered Shares shall be exercised by written notice, signed by the Participating Investor, and delivered or mailed to the Company as provided in Section 7.2. Such notice shall specify the time, place and date for settlement of such purchase, which shall be held at the Company within ten (10) days after the expiration of the notice period specified in
Section 2.2(c), or the period specified in Section 2.1(b) if all the Other Investors have elected to purchase their full Pro Rata Portion of the Offered Shares.

         2.2 Permitted Sales of Refused Offered Shares. Subject to the limitations imposed by Section 3 hereof, and if the Other Investors have not executed their rights of first refusal as described herein, the Selling Investor may then sell such shares to the Proposed Transferee at the price specified in the Seller Notice or at a higher price, provided that such sale or transfer is consummated within ninety (90) days of the date of Seller Notice, and provided further that any such sale is in accordance with all the terms and conditions hereof and the Proposed Transferee agrees to be bound by all of the terms and





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
conditions hereof. If the Selling Investor fails to consummate the Transfer within such ninety (90) day period, the purchase rights of the Other Investors provided hereby shall be deemed to be revived with respect to such shares and no sale or transfer of Shares shall be effected without first offering the shares in accordance herewith.

         2.3 Continuing Rights. The exercise or non-exercise of the right to participate hereunder shall not adversely affect an Investor's right of first refusal with respect to subsequent sales by a Selling Investor pursuant to this Section 2.

                                   SECTION 3

                                    CO-SALE

         3.1 Right to Participate. In the event the rights of first refusal described in Section 2 are not exercised by the Other Investors in a proposed sale by a Selling Investor, each Other Investor shall have the right to participate, to the extent of its Pro Rata Portion, in the sale to the Proposed Transferee, subject to the terms and conditions set forth in this
Section 3. An Other Investor shall exercise its right by delivering to the Company and the Selling Investor, within ten (10) days after receipt by the Other Investor of the Co-Sale Notice, (i) written notice of its intention to participate in such co-sale, specifying the maximum number of shares such Other Investor desires to sell to the Proposed Transferee and (ii) one or more certificate(s) representing the number of Shares (identical or senior in class to the Offered Shares) which such Other Investor elects to sell hereunder, duly endorsed for transfer to the Proposed Transferee. In the event of Other Investor participation in the co-sale described herein, the amount of Offered Shares which the Selling Investor is entitled to sell on his own behalf pursuant to Section 2 hereof shall be reduced accordingly, and the Selling Investor shall include such Other Investor's shares in the sale at the closing thereof.

         3.2 Continuing Rights. The exercise or non-exercise of the right to participate hereunder shall not adversely affect an Investor's right to participate in subsequent sales by a Selling Investor pursuant to this Section 3.

                                   SECTION 4

                       PREEMPTIVE RIGHT ON COMPANY ISSUES

         4.1 The Company shall give Investors twenty (20) business days' prior written notice (the "Company Offer"), delivered or mailed as provided in
Section 7.2, of the Company's intention to sell or issue any Voting Securities (the "Company Offered Securities"), other than an Exempt Issuance, stating the material proposed terms of such sale or issuance and each Investor's respective record ownership of Total Voting Power. Such notice shall include a representation to each Investor that, to the Company's knowledge, a Person has made a bona fide offer to consummate such Company Offer and the Company has a good faith intention to sell such Voting Securities to such Person on the terms specified. A Company Offer shall constitute an offer by the Company, irrevocable for twenty (20) business days, to sell or issue all or any portion of the Company Offered Securities to the Investors on the same terms as specified in the Company Offer or, if such terms provide for consideration other than cash, for cash in an amount equal to the fair market value of such noncash consideration (determined by independent





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
appraisal if the parties cannot mutually agree upon such value.)

         4.2 Within twenty (20) business days after receipt of a Company Offer, each Investor shall give an irrevocable written notice to the Company (a "Section 4 Acceptance Notice") that such Investor has elected to purchase all or any portion of the Company Offered Securities. If any Investor fails to give a Section 4 Acceptance Notice by the end of such twenty (20) business day period, such Investor shall be deemed to have elected not to purchase any of the Company Offered Securities.

         4.3 If the Investors elect to purchase, in the aggregate, either the total or more than the total amount of Company Offered Securities, the Company Offered Securities shall be allocated as follows:

                 (a) If any Investor elects to purchase less than its pro rata share of the Company Offered Securities (for purposes of this Section 4, such pro rata share being equal to a fraction the numerator of which is the percentage ownership of Total Voting Power represented by the Voting Securities beneficially owned by such Investor and the denominator of which is the percentage ownership of Total Voting Power represented by the Voting Securities beneficially owned by all Investors), then such Investor shall be allocated the amount of Company Offered Securities it elected to purchase and the other Investors shall be allocated and be deemed to have elected to purchase the balance of the Company Offered Securities; provided, however, that no such Investor shall be obligated to purchase an amount of Company Offered Securities in excess of the amount set forth in its Section 4 Acceptance Notice; and

                 (b) otherwise, each Investor shall be allocated and be deemed to have elected to purchase its pro rata share (as calculated pursuant to Section 4.3(a)) of the Company Offered Securities.

         4.4 If the Investors do not elect to purchase all of the Company Offered Securities, the Company shall have the right, exercisable not later than one-hundred twenty (120) days after the giving of the Company Offer, to Issue the Company Offered Securities not purchased by the Investors on terms and conditions no more favorable than those set forth in the Company Offer; provided, however, that the purchaser of the Company Offered Securities shall have agreed in writing to be bound by the terms of this Agreement.

         4.5 The closing of any sale or issue of Company Offered Securities to an Investor pursuant to this Section 4 (a "Purchasing Investor") shall take place on such date, within thirty (30) days after the date of the Section 4 Acceptance Notice (subject to extension to comply with any applicable law), as shall be agreed by the Company and the Purchasing Investor. At any such closing, the Company shall deliver to each Purchasing Investor certificates representing the Company Offered Securities being Issued, registered in the name of such Purchasing Investor or its nominee, against payment of the applicable purchase price by wire transfer of same day funds.

         4.6 The rights of each Investor under this Section 4 shall terminate upon such time as such Investor beneficially owns less than the one percent (1%) of the Total Voting Power of the Company.





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
                                   SECTION 5

                             MANAGEMENT STOCK PLAN

         The Company shall reserve for issuance a total of 951,350 shares of its Common Stock (the "Incentive Shares") for issuance to employees and directors of and consultants to the Company under the Company's 1995 Stock Option Plan, a copy of which is attached hereto as Exhibit B. Options to purchase 478,378 Incentive Shares shall have been issued on the Closing Date.


                                   SECTION 6

                             ADDITIONAL PROVISIONS

         6.1 Invalid Transfers. Any Transfer of Shares by an Investor contrary to the provisions of Sections 2 and 3 hereof shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Shares Transferred for any purpose (including, without limitation, voting or dividend rights), unless and until the Selling Investor (or the Other Investor participating in a co-sale pursuant to Section 3) has satisfied the requirements of Sections 2 and 3 with respect to such sale. The Selling Investor (or the Other Investors participating in a co-sale pursuant to Section
3) shall provide the Company and the Other Investors with written evidence that such requirements have been met or waived prior to consummating any Transfer of Shares, and no Shares shall be transferred on the books of the Company until such written evidence thereof has been received by the Company and the Other Investors.

         6.2 Transfers to Competitors. No Investor shall Transfer any Shares at any time to any Person (other than the Company or any Investor) engaged (or Affiliated with any Person engaged) in any material respect in any business similar to that of the Company as of the date hereof or hereafter except for Transfers of Shares pursuant to non-negotiated open market transactions in accordance with Rule 144.

         6.3     Permitted Transfers.

                 (a) Intra-Family Transfers. As applicable, an Investor may Transfer any Shares to the following (a "Permitted Transferee") without complying with Sections 2 and 3 hereof: (i) to a member of its immediate family; (ii) to a trust or other entity established by the Investor for the benefit of the Investor or its immediate family by gift or inheritance; (iii) pursuant to a distribution to constituent partners; or (iv) to an Affiliate. No Transfer of Shares shall be effective unless and until the Permitted Transferee shall have executed such documentation, in form and substance satisfactory to the Company and the Investors, evidencing agreement by the Permitted Transferee to be bound by the provisions of this Agreement.

                 (b) Exempt Transactions. The provisions of Sections 2 and 3 shall not apply to (i) any Transfer of Shares in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act or to any Transfer of Shares in any merger or sale approved by the Board if all Investors have the right to participate in such merger or sale on the same terms or (ii) any Transfer of Shares by Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital

Fund II, C.V. or Morgan Stanley Venture Investors or their Affiliates in connection with any sale (a "Note Sale") of the Notes to a Person (a "Note Purchaser") (either pursuant to a direct sale or the reservation of any Shares for issuance upon exercise of any Warrants transferred to the Note Purchaser) as referenced in Section 5.10 of the Series A Purchase Agreement.

         6.4 Additional Parties. The Parties agree that any Note Purchaser who receives Shares in connection with a Note Sale (either pursuant to a direct sale or the reservation of any Shares for issuance upon exercise of any Warrants transferred to the Note Purchaser in a Note Sale) shall be entitled to become a party to this Agreement, and shall be defined as an "Investor" for all purposes of this Agreement, with all attendant rights and obligations thereto, effective upon the execution of this Agreement by such Note Purchaser contemporaneously with or promptly following a Note Sale.

         6.5 Termination. This Agreement shall terminate upon (i) the closing of a Public Offering or (ii) the closing of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation, unless the stockholders of the Company shall own more than 50% of the capital stock of such other corporation immediately after such merger, consolidation or sale.

         6.6     Legends.

                 (a) Legend. Each certificate representing any Shares shall be endorsed with the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SERIES A PREFERRED STOCK PURCHASE AGREEMENT, A STOCKHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT, EACH DATED AS OF MAY 31, 1995, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

                 (b) Legend Removal. The second paragraph of the legend referred to in Section 6.5(a) shall be removed upon termination of this Agreement in accordance with the provisions of Section 6.4.





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
                                   SECTION 7

                                 MISCELLANEOUS

         7.1 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         7.2 Notice. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to an Investor, at such other address as such Investor shall have furnished to the Company in writing or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, one copy shall be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy- two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

         7.3 Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         7.4 Amendments or Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the holders of a majority of the Shares held by all Investors subject to this Agreement may waive, discharge, terminate, modify or amend, on behalf of all Investors, any provision hereof.

         7.5 Rules of Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined, unless otherwise specified. Definitions shall equally apply to any tenses of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings of sections or other subdivisions have been inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of such agreement or instrument.

         7.6 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject





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
to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

         7.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

         7.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

         7.10 Remedies. The parties hereto agree that money damages or other remedies at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by a party and that, in addition to all other remedies available, the other parties hereto shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default by such party and to any other equitable relief against such party, including without limitation specific performance.

         7.11 Mutual Cooperation. To the extent the exercise of any right or the performance of any obligation by any Investor would result in a violation of law, such Investor and the other parties hereto agree to cooperate in good faith to enable the Investor to take such alternative actions as will enable the Investor not to be in violation of law and will enable the Investor or the other parties, as the case may be,

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



"COMPANY"                         "INVESTOR"

MHI ACQUISITION, INC.,            MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.
a Delaware corporation
                                  By:   Morgan Stanley Venture Partners II, L.P.
By:                                     its General Partner
    ------------------------
      Name:                       By:   Morgan Stanley Venture Capital II, Inc.
      Title:                            Managing General Partner
                                  ----------------------------------------------
                                        Name of Investor

                                  /s/
                                  ----------------------------------------------
                                  Signature

                                  President
                                  ----------------------------------------------
                                  Title, if applicable

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                        "INVESTOR"

MHI ACQUISITION, INC.,           MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.
a Delaware corporation
                                 By:   Morgan Stanley Venture Partners II, L.P.
By:                                    its Investment General Partner
    ----------------------
      Name:                      By:   Morgan Stanley Venture Capital II, Inc.
      Title                            Managing General Partner
                                 -----------------------------------------------
                                       Name of Investor

                                 /s/
                                 -----------------------------------------------
                                 Signature

                                 President
                                 -----------------------------------------------
                                 Title, if applicable

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                        "INVESTOR"

MHI ACQUISITION, INC.,           MORGAN STANLEY VENTURE INVESTORS, L.P.
a Delaware corporation
                                 By:   Morgan Stanley Venture Partners II, L.P.
By:                                    its General Partner
    -----------------------
      Name:                      By:   Morgan Stanley Venture Capital II, Inc.
      Title:                           Managing General Partner
                                 -----------------------------------------------
                                       Name of Investor

                                 /s/
                                 -----------------------------------------------
                                 Signature

                                 President
                                 -----------------------------------------------
                                 Title, if applicable

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                          "INVESTOR"

MHI ACQUISITION, INC.,
a Delaware corporation

                                                   Charles L. Allen
                                                   ---------------------------
                                                   Name of Investor
By: /s/ Charles L. Allen
    --------------------------------
      Name: Charles L. Allen
      Title:  President & CEO
                                                   /s/ Charles L. Allen
                                                   ---------------------------
                                                   Signature


                                                   President & CEO
                                                   ---------------------------
                                                   Title, if applicable

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                          "INVESTOR"

MHI ACQUISITION, INC.,
a Delaware corporation

By:                                                Roy W. Griffitts, Jr.
    ---------------------------                    ----------------------------
      Name: Charles L. Allen                       Name of Investor
      Title:  President

                                                   /s/ Roy W. Griffitts, Jr.
                                                   ----------------------------
                                                   Signature



                                                   COO
                                                   ----------------------------
                                                   Title, if applicable

                                                        [Stockholders Agreement]

to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                          "INVESTOR"

MHI ACQUISITION, INC.
a Delaware corporation

By: /s/ Charles L. Allen                           William A. Brosius
    --------------------------------               ----------------------------
      Name: Charles L. Allen                       Name of Investor
      Title:  President

                                                   /s/ William A. Brosius
                                                   ----------------------------
                                                   Signature



                                                   CFO
                                                   ----------------------------
                                                   Title, if applicable

                                                        [Stockholders Agreement]

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS



                                          Shares of Series A             Shares of
        Investor                            Preferred Stock             Common Stock
     ---------------                      -------------------         ----------------

 Morgan Stanley Venture                            2,651,335                        --
   Capital Fund II, L.P.

 Morgan Stanley Venture                              660,546                        --
   Capital Fund II, C.V.

 Morgan Stanley Venture                              688,119                        --
   Investors, L.P.

 Charles L. Allen                                    535,714                   200,000
                                                                             * 239,189

 Roy W. Griffiths, Jr.                               392,857                   107,692
                                                                             * 128,794
 William A. Brosius                                   71,429                    92,308
                                                                             * 110,395



_______________
*     Shares issuable upon exercise of outstanding stock option.